Exhibit 99.1

Final Form

FORM OF

COMTECH TELECOMMUNICATIONS CORP.

VOTING AGREEMENT

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of October 19, 2021, by and between Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and the undersigned [Magnetar] / [White Hat] Investors (each, “Investor”). Capitalized terms used but not defined herein shall have their respective meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of October 18, 2021, by and among the Company, Investor, and certain other parties thereto.

RECITALS

A.	The Company has authorized a new series of its preferred stock titled the “Series A Convertible Preferred Stock,” par value $0.10 per share, with an initial stated value of $1,000 per share (the “Convertible Preferred Stock”), in an aggregate number of 125,000 shares;

B.	Pursuant to the Subscription Agreement, the Investors will purchase from the Company, and the Company will issue and sell to Investor, shares of the Company’s Series A Preferred Stock (the “Offering”);

C.	Pursuant to the Certificate of Designations, Holders of the Series A Preferred Stock generally will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock; and

D.	In connection with the Offering, the parties hereto desire to enter into this Agreement to set forth their agreements and understandings with respect to how the shares of Series A Preferred Stock and Common Stock held or owned, directly or indirectly, by them or over which they exercise direct or indirect voting power, will be voted.

NOW, THEREFORE, the parties agree as follows:

1.              Voting.

(a)            At each meeting of the stockholders of the Company subsequent to the annual meeting of stockholders of the Company for the 2021 fiscal year (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) and at every postponement or adjournment thereof, Investor shall take such action as may be required so that all of the shares of Series A Preferred Stock or Common Stock beneficially owned, directly or indirectly, by Investor or its Controlled Affiliates and entitled to vote at such meeting of stockholders are voted, or consent is given or revoked, in the same manner as recommended by the Board of Directors with respect to the election or removal of directors and any Company or stockholder proposal other than any proposal that would, if implemented without the prior affirmative vote or written consent of holders of Series A Preferred Stock representing at least a majority of the outstanding shares of Convertible Preferred Stock, (i) violate the terms of the Certificate of Designations or (ii) constitute a matter that is subject to the voting and consent rights of the holders of Series A Preferred Stock set forth in Section 9(b) of the Certificate of Designations. For the avoidance of doubt, Investor shall ensure it is entitled to vote each share of Series A Preferred Stock or Common Stock which is then held by Investor on the applicable record date for each meeting of stockholders or solicitation of consents in lieu of a meeting.

(b)            Investor shall be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Series A Preferred Stock or Common Stock beneficially owned by Investor or its Controlled Affiliates may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 1(a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any consent in lieu of a meeting of holders of shares of Common Stock or Series A Preferred Stock. Not later than five (5) Business Days prior to each meeting of the Company’s stockholders, Investor shall vote in accordance with this Section 1.

(c)            Investor agrees not to, and not to permit any of its Controlled Affiliates to, (i) execute any proxy card or voting instruction form in respect of any such stockholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board of Directors, or (ii) enter into any transaction, contract, agreement, arrangement, plan, commitment or understanding with any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) to vote, consent to, give instructions with respect to, or grant a proxy or proxies, or deposit any equity securities of the Company in any voting trust, in each case, in any manner inconsistent with this Section 1.

(d)            For the avoidance of doubt, the provisions of this Section 1 shall not apply to the voting and consent rights of the holders of Series A Preferred Stock set forth in Section 9(b) of the Certificate of Designations.

(e)            Nothing in this Section 1 will prevent the designee of an Investor serving on the Board of Directors from taking any action while acting in such designee’s capacity as a director of the Company in accordance with his or her fiduciary duties as a director.

2.              Transfer Restrictions.

2.1            Restrictions on Transfer. The parties hereto acknowledge and agree that the shares of Series A Preferred Stock and any Conversion Shares are subject to the applicable restrictions on Transfer set forth in Section 4.3 of the Subscription Agreement.

2.2            Joinder. Each Permitted Transferee of any shares of Series A Preferred Stock shall continue to be subject to the terms hereof, and as a condition to any Transfer of Series A Preferred Stock to a Permitted Transferee pursuant to Section 4.3 of the Subscription Agreement, such Permitted Transferee shall agree in writing to be bound by and subject to the terms of this Agreement by executing and delivering to the Company a joinder to this Agreement substantially in the form attached hereto as Exhibit A (a “Joinder”) on or prior to the effectiveness of such Transfer. Upon the execution and delivery of a Joinder to the Company by any Permitted Transferee, such Permitted Transferee shall be deemed to be a party hereto as if such Permitted Transferee were the Transferor and such Permitted Transferee’s signature appeared on the signature page to this Agreement. Any Transfer not made in compliance with the requirements of this Section 2.2 shall be null and void ab initio.

2.3            Specific Enforcement. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

3.            Term. This Agreement shall be effective as of the date hereof and shall continue in effect until, and shall terminate automatically upon, the earlier to occur of (i) the Voting Right Expiration Date, (ii) a Standstill Termination Event, (iii) a Change of Control (as defined in the Certificate of Designations) or (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by individuals who (x) on the date hereof were directors of the Company, or (y) become directors after the date hereof and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors of the Company then in office who were directors on the date hereof or whose election or nomination for election was previously so approved; provided that each party shall continue to have the right to pursue any claim, action or proceeding in respect of any breach of this Agreement that occurred prior to such date.

4.              Representations and Warranties.

Investor hereby represents, warrants as follows:

4.1            Power and Authority. Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

4.2            Due Authorization. Investor has all necessary limited liability company, limited partnership or other entity power and authority and has taken all necessary actions required for the due authorization, execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby.

4.3            Execution and Delivery. This Agreement has been duly and validly executed and delivered by Investor and constitutes a valid and legally binding obligation of Investor enforceable against Investor in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.4            No Conflict. The authorization, execution, delivery and performance by Investor of this Agreement, and the consummation by Investor of the transactions contemplated hereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of Investor; or (b) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to Investor or any material contract to which Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation.

5.              Miscellaneous.

5.1            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in connection with a Transfer of Series A Preferred Stock to a Permitted Transferee permitted by Section 4.3 of the Subscription Agreement and subject to Section 2 hereof, subject to the terms set forth therein. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

5.2            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

5.3            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

5.5            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.

68 South Service Road, Suite 230

Melville, New York 11747

E-mail: michael.porcelain@comtechtel.com

Attention: Michael D. Porcelain

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

E-mail:  rcantone@proskauer.com; mellis@proskauer.com

Attention: Robert Cantone; Michael Ellis

If to Investor, to the address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

[Counsel to the Magnetar Investors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, NY 10019-6099
E-mail:  ehalperin@willkie.com; sewen@willkie.com
Attention: Eric Halperin; Sean Ewen] /

[Counsel to the White Hat Investors:

Schulte Roth & Zabel LLP

919 Third Avenue
New York, NY 10022
E-mail: Eleazer.Klein@srz.com
Attention: Eleazer Klein]

5.6            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. If, and whenever on or after the date hereof during the term of this Agreement, the Company amends, modifies or waives any term, condition or other provision of the Voting Agreement entered into by and between the Company and the [White Hat] / [Magnetar] Investors in substantially the same form as this Agreement (the “[White Hat] / [Magnetar] Voting Agreement”), that is more favorable to the [White Hat] / [Magnetar] Investors than those terms, conditions or other provisions included in this Agreement with respect to the Investors, then (i) the Company shall provide written notice thereof to the Investors promptly following the occurrence thereof and (ii) the terms, conditions and other provisions of this Agreement shall be, without any further action by the Investors or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investors shall receive the benefit of the more favorable terms, conditions and other provisions set forth in the [White Hat] / [Magnetar] Voting Agreement, as such agreement has been so amended, modified or waived, provided that upon written notice to the Company within ten (10) Business Days following receipt of notice from the Company of such amendment, modification or waiver, the Investors may elect not to accept the benefit of any such amended, modified or waived terms, conditions or other provisions, in which event the terms, conditions or other provisions contained in this Agreement shall apply to the Investors as it was in effect immediately prior to such amendment, modification or waiver as if such amendment, modification or waiver never occurred with respect to the Investors. The foregoing shall apply similarly and equally to each amendment, modification or waiver of the [White Hat] / [Magnetar] Voting Agreement. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.7            Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

5.8            Entire Agreement; No Third Party Beneficiary. This Agreement, the Certificate of Designations, the Subscription Agreement, the Expense Reimbursement Agreement and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

5.9            Dispute Resolution Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

5.10            Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[INVESTOR]

By:
Name:
Title:

COMTECH TELECOMMUNICATIONS CORP.

By:
Name:	Michael D. Porcelain
Title:	President and Chief Operating Officer

EXHIBIT C

JOINDER TO THE VOTING AGREEMENT

This Joinder (“Joinder”) is executed on ___________________, 20__, by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of October 19, 2021 (the “Agreement”), by and between Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and [INVESTOR], the (“Investor”), as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Joinder, the Transferee agrees as follows.

WHEREAS, the Transferee is the recipient of Series A Preferred Stock as a Permitted Transferee of Investor, pursuant to Section 4.3 of the Subscription Agreement; and

WHEREAS, pursuant to Section 2 of the Agreement, as a condition to the Transfer of Series A Preferred Stock, the Transferee is required to be joined as a party to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.            Joinder of the Transferor. Commencing on the date hereof, by executing this Joinder, the Transferee (i) hereby becomes a party to the Agreement and is henceforward deemed to be the Investor for all purposes thereunder, and (ii) shall be bound by all of the representations, warranties and undertakings of Investor contained in the Agreement.

2.            Miscellaneous. Article 6 of the Agreement is hereby incorporated by reference mutatis mutandis, except that the notice information of Transferee is set forth below.

Transferee:

By:

Name:

Title:

Address: